Williams & Webster, P.S.
Certified Public Accountants & Business Consultants
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201 • Phone (509) 838-5111 • Fax (509) 838-5114

November 6, 2007

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Coffee Pacifica, Inc
File number: 333-10170-2

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated November 5, 2007.

Our independent auditor's report on the financial statements of Coffee Pacifica, Inc. for the periods ended December 31, 2005 and December 31, 2006, contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Coffee Pacifica, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington